UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2023

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common stock, par value $.01 per share	GS	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE
5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE
Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE
Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE
Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on April 26, 2023.

(b)    The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1.    Election of Directors: Our shareholders elected the following 12 directors to each serve a one-year term expiring on the date of our 2024 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
Michele Burns	238,151,219	7,772,619	491,042	39,095,344
Mark Flaherty	244,274,601	1,654,131	486,148	39,095,344
Kimberley Harris	238,994,847	6,795,303	624,730	39,095,344
Kevin Johnson	243,530,474	2,270,022	614,384	39,095,344
Ellen Kullman	241,341,714	4,580,089	493,077	39,095,344
Lakshmi Mittal	217,616,685	28,304,833	493,362	39,095,344
Adebayo Ogunlesi	240,944,485	4,985,081	485,314	39,095,344
Peter Oppenheimer	243,241,110	2,690,785	482,985	39,095,344
David Solomon	235,238,500	10,606,219	570,161	39,095,344
Jan Tighe	244,003,470	1,911,325	500,085	39,095,344
Jessica Uhl	244,326,085	1,455,320	633,475	39,095,344
David Viniar	243,730,093	2,231,174	453,613	39,095,344

2.    Advisory Vote to Approve Executive Compensation (“Say on Pay”): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
230,857,589	14,771,506	785,785	39,095,344

3.     Advisory Vote on the Frequency of Say on Pay Votes: Our shareholders approved “annual” as the frequency of Say on Pay votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
242,019,058	350,254	3,540,924	504,644	39,095,344

4.     Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain
272,683,185	12,497,054	329,985

5.     Shareholder Proposal Regarding a Report on Lobbying. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
87,041,380	157,567,826	1,805,674	39,095,344

6.     Shareholder Proposal Regarding a Policy for an Independent Chair. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
39,918,975	203,965,590	2,530,315	39,095,344

7.     Shareholder Proposal Regarding Chinese Congruency of Certain ETFs. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
6,014,791	236,982,889	3,417,200	39,095,344

8.     Shareholder Proposal Regarding a Racial Equity Audit. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
28,279,693	215,031,454	3,103,733	39,095,344

9.    Shareholder Proposal Regarding a Policy to Phase Out Fossil Fuel-Related Lending & Underwriting Activities. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
16,798,306	226,479,195	3,137,379	39,095,344

10.    Shareholder Proposal Regarding Disclosure of 2030 Absolute Greenhouse Gas Reduction Goals. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
30,766,595	213,774,989	1,873,296	39,095,344

11.    Shareholder Proposal Regarding Climate Transition Report. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
73,253,406	171,362,401	1,799,073	39,095,344

12.    Shareholder Proposal Regarding Reporting on Pay Equity. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
74,159,775	161,863,746	10,391,359	39,095,344

(d)     In light of the results of the advisory vote on the frequency of Say on Pay votes, our Board determined that we will continue to hold an advisory Say on Pay vote annually. Our Board will reevaluate this determination after the next shareholder advisory vote on the frequency of Say on Pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: April 27, 2023	By:	/s/ Kathryn H. Ruemmler
		Name:	Kathryn H. Ruemmler
		Title:	Chief Legal Officer and General Counsel